Exhibit 4.1

NEITHER  THE ISSUANCE  NOR SALE OF THE SECURITIES  REPRESENTED  BY THIS CERTIFICATE  NOR THE  SECURITIES INTO  WHICH  THESE  SECURITIES ARE  CONVERTIBLE   HAVE  BEEN  REGISTERED UNDER THE SECURITIES  ACT OF 1933, AS AMENDED,  OR APPLICABLE  STATE SECURITIES  LAWS.  THE SECURITIES   MAY NOT BE OFFERED   FOR SALE, SOLD, TRANSFERRED   OR ASSIGNED   (I)  IN  THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT.  NOTWITHSTANDING  THE  FOREGOING,  THE  SECURITIES  MAY  BE  PLEDGED  IN  CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT  SECURED BY THE SECURITIES.

Principal Amount: $24,074.06	Issue Date: October 15, 2015
Purchase Price: $21,666.66

SECURED CONVERTIBLE PROMISSORY NOTE

FOR   VALUE   RECEIVED,   HYDROPHI    TECHNOLOGIES    GROUP,   INC.,   a   Florida   corporation (hereinafter called the “Borrower”), hereby promises to pay to the order of ________________________, or its registered assigns (the “Holder”) the sum of $24,074.06, on October 15, 2016 (the “Maturity Date”)1, and to pay interest on the unpaid principal balance hereof at the rate of eight percent (8%) (the “Interest Rate”) per annum from the date hereof (the “Issue Date”) until the same becomes due and payable, whether at maturity or upon acceleration or by prepayment or otherwise, compounded on a monthly basis.  This secured convertible promissory note (this “Note”) may not be prepaid in whole or in part except as otherwise explicitly set forth in Section 1.9 hereof. Any amount of principal or interest on this Note which is not paid when due shall bear interest at the rate of twenty-two percent (22%) per annum from the due date thereof  until the same  is paid (the “Default  Interest”).  Interest shall commence accruing on the Issue Date and shall be computed on the basis of a 365-day year and the actual number of days elapsed.  All payments due hereunder (to the extent not converted into common stock of the Borrower (the “Common Stock”) in accordance with the terms hereof) shall be made in lawful money of the United States of America.  All payments shall be made at such address as the Holder shall hereafter give to the Borrower by written notice made in accordance with the provisions of this Note.  Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a business day, the same shall instead be due on the next succeeding day which is a business day and, in the case of any interest payment date which is not the date on which this Note is paid in full, the extension of the due date thereof shall not be taken into account for purposes of determining the amount of interest due on such date.  As used in this Note, the term “business day” shall mean any day other than a Saturday, Sunday or a day on which commercial banks  in the city  of New  York,  New  York  are authorized  or required  by law  or executive  order  to remain  closed.  Each capitalized term used herein and not otherwise defined shall have the meaning ascribed thereto in that certain Securities Purchase Agreement dated the date hereof pursuant to which this Note was originally issued (the “Purchase Agreement”).

_____________________

1 One year term

This Note is free from all taxes, liens, claims and encumbrances with respect to the issue thereof and shall not be subject to preemptive rights or other similar rights of shareholders of the Borrower and will not impose personal liability upon the holder thereof.

The following terms shall apply to this Note:

ARTICLE I. CONVERSION RIGHTS

1.1

Conversion Right.  Subject to the rights embodied in the Prior Note Agreements (as defined in the Purchase Agreement), the Holder shall have the right from time to time and at any time during the period beginning 180 calendar days after the date of this Note and ending on the later of (i) the Maturity Date and (ii) the date of payment of the Default Sum (as defined in Article III hereof) pursuant to Section 1.6(a) or Article III, each in respect of the remaining outstanding principal amount of this Note to convert all or any part of the outstanding and unpaid principal amount of this Note into fully paid and non-assessable shares of Common Stock, as such Common Stock exists on the Issue Date, or any shares of capital stock or other securities of the Borrower into which such Common Stock shall hereafter be changed or reclassified at the Conversion Price (as defined below) determined as provided herein (a “Conversion”);  provided, however, that in no event shall the Holder be entitled to convert any portion of this Note in excess of that portion of this Note upon conversion of which the sum of (1) the number of shares of Common Stock beneficially owned by the Holder and its affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unconverted portion of the Note or the unexercised or unconverted portion of any other security of the Borrower subject to a limitation on conversion or exercise  analogous  to the limitations  contained  herein)  and (2) the number  of shares  of Common  Stock  issuable  upon the conversion of the portion of this Note with respect to which the determination  of this proviso is being made, would result in beneficial  ownership  by the Holder and its affiliates  of more than 4.99% of the outstanding  shares of Common  Stock.  For purposes of the proviso in the immediately  preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Regulations 13D-G thereunder, except as otherwise provided in clause (1) of such proviso; provided, further, however, that the limitations on conversion may be waived  by the Holder  upon, at the election  of the Holder,  not less than 61 days’ prior notice  to the Borrower  and the provisions  of the conversion  limitation  shall continue  to apply until such 61st day (or such later date, as determined  by the Holder,  as may  be specified  in such  notice  of waiver).  The number  of shares  of Common  Stock  to be issued  upon  each conversion  of  this  Note  shall  be  determined  by  dividing  the  Conversion  Amount  (as  defined  below)  by  the  applicable Conversion Price then in effect on the date specified in the notice of conversion, in the form attached hereto as Exhibit A (the “Notice of Conversion”),  delivered  to the Borrower  by the Holder in accordance  with Section 1.4 below; provided  that the Notice of Conversion is submitted by facsimile (or by other means resulting in, or reasonably expected to result in, notice) to the  Borrower  before  6:00  p.m.,  New  York,  New  York  time  on  such  conversion  date  (the  “Conversion  Date”).  The  term “Conversion Amount” means, with respect to any conversion of this Note, the sum of (1) the principal amount of this Note to be converted  in such  conversion  plus (2) at the Borrower’s  option,  accrued  and unpaid  interest,  if any, on such  principal amount at the interest rates provided in this Note as of the Conversion Date; provided, however, that the Borrower shall have the right to pay any or all interest in cash plus (3) at the Borrower’s option, Default Interest, if any, on the amounts referred to in the immediately preceding clauses (1) and/or (2) plus (4) at the Holder’s option, any amounts owed to the Holder pursuant to Section 1.4(g) hereof.

1.2

Conversion Price.

(a)

Calculation of Conversion Price. The conversion price shall be the Conversion Price (as defined below) (subject to equitable adjustments for stock splits, stock dividends or rights offerings by the Borrower relating to the Borrower’s securities or the securities of any subsidiary of the Borrower, combinations, recapitalization, reclassifications, extraordinary distributions and similar events) so long as a Forced Repayment Event (as defined in Section 1.2(b) below) shall not have occurred. The “Conversion Price” shall mean a price equal to $0.15 per share of Common Stock (or as adjusted herein). If a Forced

Repayment Event occurs and the Borrower fails to pay the Forced Repayment Amount (as defined below) within thirty (30) calendar days after the Forced Repayment Event, the conversion price shall then be equal to the Variable Conversion Price (as defined in Section 1.2(c) below).

(b)

If, 180 days after the date of this Note, the market price of the Common Stock is below the Conversion Price (a “Forced Repayment Event”), the Borrower shall have a period of thirty (30) calendar days to repay the Holder pursuant to the repayment terms outlined in Section 1.9(c) (the “Forced Repayment Amount”).

(c)

The “Variable Conversion Price” shall be equal to a 20% discount from the lowest Trading Price (as defined below) in the ten (10) Trading Days (as defined below) prior to the day that the Holder elects conversion.  “Trading Price” means, for any security as of any date, the lowest trading price on the Over-the-Counter Bulletin Board (the “OTCQB”), or applicable trading market, as reported by a reliable reporting service mutually acceptable to the Borrower and Holder (i.e. Bloomberg).  If the Trading Price cannot be calculated for such security on such date in the manner provided above, the Trading Price shall be the fair market value as mutually determined by the Borrower and the holders of a majority-in-interest of the Notes being converted for which the calculation of the Trading Price is required in order to determine the conversion price of such Note.  “Trading Day” shall mean any day on which the Common Stock is traded for any period on the OTCQB or on the principal securities exchange or other securities market on which the Common Stock is then being traded. If the Borrower’s Common stock is chilled for deposit at DTC (as defined below) and/or becomes chilled at any point while this Note remains outstanding, an additional 8% discount will be attributed to the Conversion Price.  If the Borrower is unable to issue any shares of Common Stock under this provision due to the fact that there is an insufficient number of authorized and unissued shares of Common Stock available, the Holder agrees to not force the Borrower to issue such shares of Common Stock or trigger an Event of Default, provided that the Borrower takes immediate steps to get the required approval from the shareholders or the board of directors of the Borrower, as applicable, to raise the number of authorized shares of Common Stock to satisfy the Notice of Conversion.

(d)

Omitted Intentionally.

(e)

Conversion Price During Major Announcements.  Notwithstanding  anything in Section 1.2(a) to the contrary,  in the event the Borrower  (i) makes a public announcement  that it intends to consolidate  or merge with any other corporation (other than a merger in which the Borrower is the surviving or continuing corporation and its capital stock is unchanged) or sell or transfer all or substantially all of the assets of the Borrower or (ii) any person, group or entity (including the Borrower) publicly announces a tender offer to purchase 50% or more of the Borrower’s Common Stock (or any other takeover  scheme)  (the date of the announcement  referred  to in clause  (i) or (ii) is hereinafter  referred  to as the  “Announcement  Date”), then the Conversion Price shall, effective upon the Announcement  Date and continuing through the Adjusted Conversion Price Termination Date (as defined below), be equal to the lower of (x) the Conversion Price which would have been applicable for a Conversion occurring on the Announcement  Date and (y) the Conversion Price that would otherwise  be  in  effect.  From  and  after  the  Adjusted  Conversion  Price  Termination  Date,  the  Conversion  Price  shall  be determined as set forth in Section 1.2(a).  For purposes hereof,  the “Adjusted Conversion Price Termination Date” shall mean, with  respect  to  any  proposed  transaction  or  tender  offer  (or  takeover  scheme)  for  which  a  public  announcement   as contemplated by this Section 1.2(e) has been made, the date upon which the Borrower (in the case of clause (i) above) or the person, group or entity (in the case of clause (ii) above) consummates or publicly announces the termination or abandonment of the proposed transaction or tender offer (or takeover scheme) which caused this Section 1.2(e) to become operative.

1.3

Authorized Shares.  The Borrower represents that upon issuance, the shares of Common Stock issued on conversion of  this  Note  will  be  duly  and  validly  issued,  fully  paid  and  non-assessable.  In addition, if the Borrower shall issue  any securities or make any change to its capital structure which would change the number of shares of Common Stock into which the Note shall be convertible at the then current

Conversion Price, the Borrower shall at the same time make proper provision so that thereafter there shall be a sufficient number of shares of Common Stock authorized, free from preemptive  rights, for conversion of the outstanding Note.  The Borrower (i) subject to the Prior Note Agreements, acknowledges that it has irrevocably instructed its transfer agent to issue certificates for the Common Stock issuable upon conversion of this Note and (ii) agrees that its issuance of this Note shall constitute full authority to its officers and agents who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of Common Stock in accordance with the terms and conditions of this Note.

1.4

Method of Conversion.

(a)

Mechanics of Conversion.  Subject  to  Section  1.1,  this  Note  may  be  converted  by  the Holder in whole or in part at any time from time to time after the Issue Date by: (i) submitting to the Borrower a Notice of Conversion (by facsimile, e-mail or other reasonable means of communication dispatched on the Conversion Date prior to 6:00 p.m.,  New  York,  New  York  time)  and  (ii) subject  to Section  1.4(b),  surrendering  this  Note  at the principal  office  of the Borrower.

(b)

Surrender of Note Upon Conversion.  Notwithstanding  anything to the contrary set forth herein,  upon  conversion  of this  Note  in accordance  with  the terms  hereof,  the Holder  shall  not be required  to physically surrender this Note to the Borrower unless the entire unpaid principal amount of this Note is so converted.  The Holder and the Borrower shall maintain records showing the principal amount so converted and the dates of such conversions or shall use such other method, reasonably satisfactory to the Holder and the Borrower, so as not to require physical surrender of this Note upon each such conversion.  In  the  event  of  any  dispute  or  discrepancy,  such  records  of  the  Borrower  shall,  prima  facie,  be controlling and determinative  in the absence of manifest error.  Notwithstanding  the foregoing, if any portion of this Note is converted  as aforesaid,  the Holder may not transfer this Note unless the Holder first physically  surrenders  this Note to the Borrower,  whereupon  the Borrower will forthwith issue and deliver upon the order of the Holder a new Note of like tenor, registered  as the  Holder  (upon  payment  by  the  Holder  of any  applicable  transfer  taxes)  may  request,  representing  in the aggregate  the remaining  unpaid  principal  amount  of this Note.  The Holder  and any assignee,  by acceptance  of this Note, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of a portion of this Note, the unpaid and unconverted principal amount of this Note may be less than the amount stated on the face hereof.

(c)

Payment of Taxes.  The  Borrower  shall  not  be required  to pay  any  tax  which  may  be payable in respect of any transfer involved in the issue and delivery of shares of Common Stock or other securities or property on conversion of this Note in a name other than that of the Holder (or in street name), and the Borrower shall not be required to issue or deliver any such shares or other securities or property unless and until the person or persons (other than the Holder or the custodian in whose street name such shares are to be held for the Holder’s account) requesting the issuance thereof shall have paid to the Borrower the amount of any such tax or shall have established to the satisfaction of the Borrower that such tax has been paid.

(d)

Delivery of Common Stock Upon Conversion.  Upon receipt by the Borrower  from the Holder of a facsimile transmission or e-mail (or other reasonable means of communication) of a Notice of Conversion meeting the requirements for conversion as provided in this Section 1.4, the Borrower shall issue and deliver or cause to be issued and delivered to or upon the order of the Holder certificates for the Common Stock issuable upon such conversion within three (3) business days after such receipt (but in any event the fifth (5th) business day after receipt of a Notice of Conversion being hereinafter referred to as the “Deadline”) (and, solely in the case of conversion of the entire unpaid principal amount hereof, surrender of this Note) in accordance with the terms hereof and the Purchase Agreement.

(e)

Obligation of Borrower to Deliver  Common  Stock.  Upon receipt by the Borrower  of a Notice  of Conversion,  the  Holder  shall  be  deemed  to be  the  holder  of record  of the  Common  Stock  issuable  upon  such conversion, the outstanding principal amount and the amount of accrued and unpaid interest on this Note shall be reduced to reflect such conversion, and, unless the Borrower defaults on its obligations under this Article I, all rights with respect to the portion  of this Note  being  so converted  shall  forthwith  terminate  except  the right  to receive  the Common  Stock  or other securities, cash or other assets, as herein provided, upon such conversion.  If the Holder shall have given a Notice of Conversion as provided  herein, the Borrower’s  obligation  to issue and deliver the certificates  for Common  Stock shall be absolute  and unconditional, irrespective of the absence of any action by the Holder to enforce the same, any waiver or consent with respect to any provision thereof, the recovery of any judgment against any person or any action to enforce the same, any failure or delay  in  the  enforcement  of  any  other  obligation  of  the  Borrower  to  the  holder  of  record,  or  any  setoff,  counterclaim, recoupment,  limitation or termination, or any breach or alleged breach by the Holder of any obligation to the Borrower, and irrespective of any other circumstance which might otherwise limit such obligation of the Borrower to the Holder in connection with such conversion.  The Conversion Date specified in the Notice of Conversion shall be the Conversion Date so long as the Notice of Conversion is received by the Borrower before 6:00 p.m., New York, New York time, on such date.

(f)

Delivery of Common Stock  by Electronic   Transfer.  In  lieu  of  delivering   physical certificates representing the Common Stock issuable upon conversion, provided the Borrower’s transfer agent is participating in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer (“FAST”) program, upon request of the Holder and the Holder’s compliance with the provisions contained in Section 1.1 and in this Section 1.4, the Borrower shall use its best efforts to cause its transfer agent to electronically  transmit the Common Stock issuable upon conversion to the Holder by crediting the account of Holder’s prime broker with DTC through its Deposit Withdrawal Agent Commission (“DWAC”) system.

(g)

Failure to Deliver Common Stock Prior to Deadline.  Without in any way limiting the Holder’s right to pursue other remedies, including actual damages and/or equitable relief, the parties agree that if delivery of the Common Stock issuable upon conversion of this Note is not delivered by the Deadline (other than a failure due to the circumstances described in Section 1.3 above, which failure shall be governed by such Section) the Borrower shall pay to the Holder $2,000 in cash.  Such cash amount shall be paid to Holder by the fifth (5th) day of the month following the month in which it has accrued or, at the option of the Holder (by written notice to the Borrower by the first day of the month following the month in which it has accrued), shall be added to the principal amount of this Note, in which event interest shall accrue thereon in accordance  with  the terms  of this Note  and  such  additional  principal  amount  shall  be convertible  into  Common  Stock  in accordance  with the terms of this Note. The Borrower agrees that the right to convert is a valuable right to the Holder. The damages resulting from a failure to convert or attempt to frustrate or to interfere with such conversion right are difficult if not impossible to qualify.  Accordingly  the  parties  acknowledge  that  the  liquidated  damages  provision  contained  in  this  Section  1.4(g)  is justified.

1.5

Transfer of Shares.  The shares of Common Stock issuable upon conversion of this Note may not be sold or transferred unless  (i) such shares are sold pursuant to an effective registration statement under the 1933 Act or (ii) the Borrower or its transfer agent shall have been furnished with an opinion of counsel (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that the shares of Common Stock to be sold or transferred may be sold or transferred pursuant to an exemption from such registration or (iii) such shares are sold or transferred pursuant to Rule 144 under the 1933 Act (or a successor rule) (“Rule 144”) or (iv) such shares are transferred to an “affiliate” (as defined in Rule 144) of the Borrower who agrees to sell or otherwise transfer the shares only in accordance with this Section 1.5 and who is an Accredited Investor (as defined in the Purchase Agreement).  Except as otherwise provided in the Purchase Agreement (and  subject  to  the  legend removal  provisions  set  forth  below),  until  such  time  as  the  shares  of  Common  Stock  issuable  upon conversion  of this  Note  have  been  registered  under  the 1933 Act  or otherwise  may  be sold  pursuant  to Rule  144  without  any restriction as to the number of securities as of a particular date that can then be immediately sold, each certificate for shares of Common Stock issuable upon conversion of this Note that has not been so included in an effective registration  statement or that has not been sold pursuant to an effective registration statement or an exemption that permits removal of the legend shall bear a legend substantially in the following form, as appropriate:

“THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE  SECURITIES LAWS.  THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT.  NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.”

The legend set forth above shall be removed and the Borrower  shall issue to the Holder a new certificate therefore free of any transfer legend if (i) the Borrower or its transfer agent shall have received an opinion of counsel, in form, substance and scope customary for opinions of counsel in comparable transactions, to the effect that a public sale or transfer of such Common Stock may be made without registration under the 1933 Act, which opinion shall be accepted by the Borrower so that the sale or transfer is effected or (ii) in the case of the Common Stock issuable upon conversion of this Note, such security is registered for sale by the Holder under an effective registration statement filed under the 1933 Act or otherwise may be sold pursuant to Rule 144 without any restriction as to the number of securities as of a particular date that can then be immediately sold. In the event that the Company does not accept the opinion of counsel provided by the Holder with respect to the transfer of Common Stock pursuant to an exemption from registration, such as Rule 144 or Regulations S, at the Deadline, it will be considered an Event of Default pursuant to Section 3.1(b) of the Note.

1.6

Effect of Certain Events.

(a)

Effect of Merger, Consolidation, Etc.  At the option of the Holder, the sale, conveyance or disposition of all or substantially all of the assets of the Borrower, the effectuation by the Borrower of a transaction or series of related transactions in which more than 50% of the voting power of the Borrower is disposed of, or the consolidation, merger or other business combination of the Borrower with or into any other Person (as defined below) or Persons when the Borrower is not the survivor  shall either:  (i) be deemed  to be an Event  of Default  (as defined  in Article  III) pursuant  to which  the Borrower shall be required to pay to the Holder upon the consummation  of and as a condition to such transaction an amount equal to the Default Sum (as defined in Article III) or (ii) be treated pursuant to Section 1.6(b) hereof.  “Person” shall mean any individual, corporation, limited liability company, partnership, association, trust or other entity or organization.

(b)

Adjustment  Due to Merger, Consolidation,  Etc.  If, at any time when this Note is issued and outstanding  and prior  to conversion  of all of the Note,  there  shall  be any merger,  consolidation,  exchange  of shares, recapitalization,  reorganization,  or other similar event, as a result of which shares of Common Stock of the Borrower shall be changed into the same or a different number of shares of another class or classes of stock or securities  of the Borrower  or another  entity,  or in case of any sale or conveyance  of all or substantially  all of the assets  of the Borrower  other than in connection with a plan of complete liquidation of the Borrower, then the Holder of this Note shall thereafter have the right to receive upon conversion  of this Note, upon the basis and upon the terms and conditions  specified  herein and in lieu of the shares of Common Stock immediately theretofore issuable upon conversion, such stock, securities or assets which the Holder would  have  been  entitled  to  receive  in  such  transaction  had  this  Note  been  converted  in  full  immediately  prior  to  such transaction (without regard to any limitations on conversion set forth herein), and in any such case appropriate provisions shall be made with respect to the rights and interests of the Holder of this Note to the end that the provisions  hereof (including, without limitation, provisions for adjustment of the Conversion Price and of the number of shares of Common Stock issuable upon conversion of the  Note)  shall  thereafter  be  applicable,  as  nearly  as  may  be  practicable  in  relation  to  any securities  or  assets  thereafter deliverable upon the conversion hereof.  The Borrower shall not affect any transaction described in this Section 1.6(b) unless (i) it first gives, to the extent practicable, thirty (30) days prior written notice (but in any event at least fifteen (15) days prior written notice) of the record date of the special meeting  of shareholders  to approve,  or if there is no such record date, the consummation of, such merger, consolidation, exchange of shares, recapitalization, reorganization or other similar event or sale of assets (during which time the Holder shall be entitled to convert this Note) and (ii) the resulting successor or acquiring entity (if not the Borrower) assumes by written instrument the obligations of this Section 1.6(b).  The above provisions shall similarly apply to successive consolidations, mergers, sales, transfers or share exchanges.

(c)

Adjustment Due to Distribution.  If the Borrower shall declare or make any distribution of its assets (or rights to acquire its assets) to holders of Common  Stock as a dividend,  stock repurchase,  by way of return of capital  or otherwise  (including  any dividend  or distribution  to the Borrower’s  shareholders  in cash  or shares  (or rights  to acquire  shares)  of capital  stock  of a subsidiary  (i.e.,  a spin-off))  (a “Distribution”),  then the Holder  of this Note  shall  be entitled, upon any conversion of this Note after the date of record for determining shareholders entitled to such Distribution, to receive the amount of such assets which would have been payable to the Holder with respect to the shares of Common Stock issuable upon such conversion had such Holder been the holder of such shares of Common Stock on the record date for the determination of shareholders entitled to such Distribution.

(d)

Adjustment  Due  to  Dilutive  Issuance.  If,  at  any  time  when  any  Note  is  issued  and outstanding, the Borrower issues or sells, or in accordance with this Section 1.6(d) hereof is deemed to have issued or sold, any shares of Common  Stock for no consideration  or for a consideration  per share (before deduction  of reasonable  expenses  or commissions or underwriting discounts or allowances in connection therewith) less than the Conversion Price in effect on the date of such issuance (or deemed issuance) of such shares of Common Stock (a “Dilutive Issuance”), then immediately upon the Dilutive  Issuance,  the Conversion  Price  will be reduced  to the amount  of the consideration  per share  received  by the Borrower in such Dilutive Issuance, but in no event shall the Conversion Price be above the original Conversion Price.

The Borrower shall be deemed to have issued or sold shares of Common Stock if the Borrower in any  manner  issues  or grants  any  warrants,  rights  or options  (not  including  employee  stock  option  plans),  whether  or not immediately exercisable, to subscribe for or to purchase shares of Common Stock or other securities convertible into or exchangeable for Common  Stock  (“Convertible  Securities”)  (such  warrants,  rights  and  options  to  purchase  Common  Stock  or  Convertible Securities  are hereinafter  referred  to as “Options”)  and the price per share for which  Common  Stock is issuable  upon the exercise of such Options is less than the Conversion Price then in effect, then the Conversion Price shall be equal to such price per share.  For purposes of the preceding sentence, the “price per share for which Common Stock is issuable upon the exercise of such Options” is determined by dividing (i) the total amount, if any, received or receivable by the Borrower as consideration for the issuance  or granting  of all such  Options,  plus  the minimum  aggregate  amount  of additional  consideration,  if any, payable to the Borrower upon the exercise of all such Options, plus, in the case of Convertible  Securities issuable upon the exercise of such Options, the minimum aggregate amount of additional consideration payable upon the conversion or exchange thereof at the time such Convertible Securities first become convertible or exchangeable, by (ii) the maximum total number of shares of Common Stock issuable upon the exercise of all such Options (assuming full conversion of Convertible Securities, if applicable).  No further adjustment to the Conversion Price will be made upon the actual issuance of such Common Stock upon the exercise of such Options  or upon the conversion  or exchange  of Convertible  Securities  issuable  upon exercise  of such Options.

Additionally, the Borrower shall be deemed to have issued or sold shares of Common Stock if the Borrower in any manner issues or sells any Convertible Securities, whether or not immediately convertible (other than where the same are issuable upon the exercise of Options), and the price per share for which Common Stock is issuable upon such conversion or exchange is less than the Conversion Price then in effect, then the Conversion Price shall be equal to such price per share.  For the purposes of the preceding sentence, the “price per share for which Common Stock is issuable upon such conversion  or exchange”  is determined  by dividing  (i) the total amount,  if any, received  or receivable  by the Borrower  as consideration  for the issuance  or sale of all such Convertible  Securities,  plus the minimum  aggregate  amount of additional consideration, if any, payable to the Borrower upon the conversion or exchange thereof at the time such Convertible Securities first become convertible  or exchangeable,  by (ii) the maximum  total number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities.  No further adjustment to the Conversion Price will be made upon the actual issuance of such Common Stock upon conversion or exchange of such Convertible Securities.

(e)

Purchase Rights.  If, at any time when any Note is issued and outstanding,  the Borrower issues any convertible securities or rights to purchase stock, warrants, securities or other property (the “Purchase Rights”) pro rata to the record holders of any class of Common Stock, then the Holder of this Note will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such Holder could have acquired if such Holder had held the number of shares of Common  Stock issuable upon complete conversion of this Note (without regard to any limitations on conversion contained herein) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

(f)

Notice of Adjustments.  Upon the occurrence  of each adjustment  or readjustment  of the Conversion Price as a result of the events described in this Section 1.6, the Borrower, at its expense, shall promptly compute such  adjustment  or  readjustment  and  prepare  and  furnish  to  the  Holder  a  certificate  setting  forth  such  adjustment  or readjustment and showing in detail the facts upon which such adjustment or readjustment is based.  The Borrower shall, upon the written request  at any time of the Holder,  furnish  to such Holder  a like certificate  setting  forth (i) such adjustment  or readjustment, (ii) the Conversion Price at the time in effect and (iii) the number of shares of Common Stock and the amount, if any, of other securities or property which at the time would be received upon conversion of the Note.

1.7

Omitted Intentionally.

1.8

Status  as Shareholder.  Upon  submission  of a Notice  of Conversion  by a Holder,  (i) the shares covered thereby shall be deemed converted  into shares of Common  Stock and (ii) the Holder’s rights as a Holder of such converted  portion  of this Note shall cease and terminate,  excepting  only the right to receive  certificates  for such shares of Common Stock and to any remedies provided herein or otherwise available at law or in equity to such Holder because of a failure by the Borrower to comply with the terms of this Note.  Notwithstanding  the foregoing, if a Holder has not received certificates  for all shares of Common  Stock prior to the tenth (10th) business  day after the expiration  of the Deadline  with respect to a conversion of any portion of this Note for any reason, then (unless the Holder otherwise elects to retain its status as a holder of Common  Stock by so notifying  the Borrower)  the Holder shall regain the rights of a Holder of this Note with respect to such unconverted portions of this Note and the Borrower shall, as soon as practicable, return such unconverted Note to the Holder or, if the Note has not been surrendered, adjust its records to reflect that such portion of this Note has not been converted.  In all cases, the Holder shall retain all of its rights and remedies (including, without limitation, the right to receive conversion default payments pursuant to Section 1.4(g) to the extent required thereby for such conversion default and any subsequent conversion default for the Borrower’s failure to convert this Note.

1.9

Prepayment.

(a)

Prepayment within 60 Calendar Days of Issue Date.  Notwithstanding  anything to the contrary contained in this Note, so long as the Borrower has not received a Notice of Conversion from the Holder, then at any time during the period beginning on the Issue Date and ending on the date which is sixty (60) days following  the Issue Date, the Borrower  shall have the right, exercisable  on not less than three (3) Trading Days prior written notice to the Holder of the Note, to prepay the outstanding Note (principal and accrued interest), in full, in accordance  with this Section  1.9. Any notice of prepayment  hereunder  (an “Optional  Prepayment  Notice”)  shall be delivered  to the Holder of the Note at its registered  address  and shall state: (1) that the Borrower  is exercising  its right to prepay the Note, and (2) the date of prepayment  which shall be not more than three (3) Trading Days from the date of the Optional Prepayment  Notice. On the date fixed for prepayment  (the “Optional Prepayment  Date”), the Borrower shall make payment of the Optional Prepayment Amount (as defined below) to or upon the order of the Holder as specified by the Holder in writing to the Borrower at least one (1) business day prior to the Optional Prepayment Date. If the Borrower exercises its right to prepay the Note, the Borrower  shall make payment to the Holder of an amount in cash (the “Optional  Prepayment Amount”) equal to 100% multiplied by the sum of: (w) the then outstanding  principal amount of this Note plus (x) accrued and unpaid interest on the unpaid principal amount of this Note as of the Optional Prepayment Date plus (y) Default Interest, if any, on the amounts referred to in clauses (w) and (x) plus (z) any amounts owed to the Holder pursuant to Section 1.4(g) hereof. If the Borrower delivers an Optional Prepayment Notice and fails to pay the Optional Prepayment Amount due to the Holder of the Note within two (2) business days following the Optional Prepayment Date, the Borrower shall forever forfeit its right to prepay the Note pursuant to this Section 1.9.

(b)

Prepayment  60  Calendar  Days  after  the  Issue Date  and  prior  to  150  Calendar  Days  after  the Issue Date.  Notwithstanding  anything to the contrary contained in this Note, so long as the Borrower has not received a Notice of Conversion from the Holder, then at any time during the period beginning sixty (60) calendar days after the Issue Date and ending on the date which is one hundred fifty (150) calendar days following the Issue Date, the Borrower shall have the right, exercisable on not less than three (3) Trading Days prior written notice to the Holder of the Note to prepay the outstanding  Note  (principal  and  accrued  interest),  in full,  in accordance  with  this  Section  1.9.  Any notice of prepayment hereunder (a “60 Day Optional Prepayment Notice”) shall be delivered to the Holder of the Note at its registered address and shall state: (1) that the Borrower is exercising its right to prepay the Note, and (2) the date of prepayment which shall be not more than three (3) Trading Days from the date of the 60 Day Optional Prepayment Notice. On the date fixed for prepayment (the “60 Day Optional Prepayment Date”), the Borrower shall make payment of the 60 Day Optional Prepayment Amount (as defined below) to or upon the order of the Holder as specified by the Holder in writing to the Borrower at least one (1) business day prior to the 60 Day Optional Prepayment Date. If the Borrower exercises its right to prepay the Note, the Borrower shall make payment to the Holder of an amount  in cash  (the “60 Day Optional  Prepayment  Amount”)  equal  to 115%  multiplied  by the sum  of: (w) the then outstanding principal amount of this Note plus (x) accrued and unpaid interest on the unpaid principal amount of this Note as of the 60 Day Optional Prepayment Date plus (y) Default Interest, if any, on the amounts referred to in clauses (w) and (x) plus (z) any amounts owed to the Holder pursuant to Section 1.4(g) hereof. If the Borrower delivers a 60 Day Optional Prepayment Notice and fails to pay the 60 Day Optional Prepayment  Amount  due to the Holder of the Note within two (2) business days following the 60 Day Optional Prepayment Date, the Borrower shall forever forfeit its right to prepay the Note pursuant to this Section 1.9.

(c)

Prepayment 150 Calendar Days after the Issue Date.  Notwithstanding  anything to the contrary contained in this Note, so long as the Borrower has not received a Notice of Conversion from the Holder, then at any time during the period beginning 150 Calendar Days after the Issue Date and ending on the Maturity Date, the Borrower shall have the right, exercisable on not less than three (3) Trading Days prior written notice to the Holder of the Note to prepay the outstanding Note (principal and accrued interest), in full, in accordance with this Section 1.9. Any notice of prepayment hereunder (a “150 Day Optional Prepayment Notice”) shall be delivered to the Holder of the Note at its registered address and shall state: (1) that the Borrower is exercising its right to prepay the Note, and (2) the date of prepayment which shall be not more than three (3) Trading Days from the date of the 150 Day Optional Prepayment Notice. On the  date  fixed  for  prepayment  (the  “150 Day Optional  Prepayment  Date”),  the  Borrower  shall  make  payment  of  the  150 Day Optional Prepayment  Amount  (as  defined  below)  to or upon  the  order  of the  Holder  as specified  by the  Holder  in writing  to the Borrower at least one (1) business day prior to the 150 Day Optional Prepayment Date. If the Borrower exercises its right to prepay the Note, the Borrower  shall make payment to the Holder of an amount in cash (the “150 Day Optional  Prepayment  Amount”) equal to 120% multiplied by the sum of: (w) the then outstanding principal amount of this Note plus (x) accrued and unpaid interest on the unpaid principal amount of this Note as of the 150 Day Optional Prepayment  Date plus (y) Default Interest, if any, on the amounts referred to in clauses (w) and (x) plus (z) any amounts owed to the Holder pursuant to Section 1.4(g) hereof. If the Borrower delivers a 150 Day Optional Prepayment Notice and fails to pay the 150 Day Optional Prepayment Amount due to the Holder of the Note within two (2) business days following the 150 Day Optional  Prepayment  Date, the Borrower  shall forever  forfeit  its right to prepay the Note pursuant to this Section 1.9.

ARTICLE II.  CERTAIN COVENANTS

2.1

Negative Covenants.  As long as any portion of this Note remains outstanding, unless the majority of the  holders  of all of the  outstanding  Notes  of like  tenor  based  on the  principal  amount  held  and  outstanding  shall  have otherwise  given prior written consent, the Borrower shall not, and shall not permit any of its subsidiaries  (whether or not a subsidiary on the Issue Date) to, directly or indirectly:

(a)

other than indebtedness existing as of the Issue Date, any debt that would be an Excluded Security under the Purchase Agreement, any non-convertible debt from a financial or institutional lender, factoring arrangements, trade and  equipment  financing,  import/export   financing,  small  business  loans  instruments   under  any  government   sponsored programs,   government   based  grants,  government   guaranteed   instruments   under  any  government   sponsored   programs, government grants and similar instruments and any other debt incurred in the ordinary course of business for trade expenses (not  borrowed  money)  (“Permitted   Indebtedness”),   enter  into,  create,  incur,  assume,  guarantee  or  suffer  to  exist  any indebtedness for borrowed money of any kind;

(b)

Omitted Intentionally.

(c)

except as provided in the Purchase Agreement and in the Prior Note Agreements (as defined in the Purchase Agreement),  amend its charter documents,  including,  without limitation,  its certificate  of incorporation  and bylaws, in any manner that materially  and adversely  affects any rights of the Holder;

(d)

except as provided in the Purchase Agreement and in the Prior Note Agreements, repay, repurchase or offer to repay, repurchase or otherwise acquire more than a de minimis number of shares of its Common Stock or Common Stock equivalents;

(e)

except as provided in the Purchase Agreement and in the Prior Note Agreements, repay, repurchase or offer to repay, repurchase or otherwise  acquire any indebtedness,  other than the Note and those of like tenor if on a pro-rata  basis, other than regularly scheduled principal and interest payments as such terms are in effect as of the Issue Date, provided that such payments shall not be permitted if, at such time, or after giving effect to such payment, any Event of Default exists or occurs;

(f)

pay cash dividends or distributions on any equity securities of the Borrower;

(g)

sell, lease or otherwise dispose of any portion of its assets outside the ordinary course of business, other  than  de minimis  sales.   Any  consent  to the disposition  of any assets  may  be conditioned  on a specified  use of the proceeds of disposition;

(h)

other than with respect to any subsidiary or corporate, partnership, or similar affiliate of the Borrower, lend money, give credit or make advances to any person, firm, joint venture or corporation, including, without limitation, officers, directors, employees, subsidiaries and affiliates of the Borrower, except loans, credits or advances (i) in existence or committed on the date hereof and which the Borrower has informed Holder in writing prior to the date hereof, (ii) made in the ordinary course of business or (iii) not in excess of $10,000;

(i)

enter into any transaction with any affiliate of the Borrower which would be required to be disclosed in any public filing with the SEC, unless such transaction is made on an arm’s length basis and expressly approved by a majority of the disinterested directors of the Borrower (even if less than a quorum otherwise required for board approval); or

(j)

enter into any agreement with respect to any of the foregoing.

ARTICLE III.  EVENTS OF DEFAULT

3.1

Events of Default.  “Event of Default” means, wherever used herein, any of the following events (whatever the reason for such event and whether such event shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

(a)

Failure to Pay Principal or Interest.  The Borrower fails to pay the principal amount or interest thereon when due on this Note, whether on the Maturity Date, upon acceleration or otherwise.

(b)

Conversion and the Shares.  The Borrower fails to issue shares of Common Stock to the Holder (or announces or threatens in writing that it will not honor its obligation to do so) upon exercise by the Holder of the conversion rights of the Holder in accordance  with the terms of this Note, fails to transfer or cause its transfer agent to transfer (issue) electronically or in certificated form) any certificate for shares of Common Stock issued to the Holder upon conversion of or otherwise pursuant to this Note as and when required by this Note, the Borrower directs its transfer agent not to transfer or delays, impairs, and/or hinders its transfer agent in transferring (or issuing (electronically or in certificated form) any certificate for shares of Common Stock to be issued to the Holder upon conversion  of or otherwise pursuant to this Note as and when required  by this Note, or fails to remove  (or directs its transfer agent not to remove  or impairs,  delays, and/or hinders its transfer agent from removing) any restrictive legend (or to withdraw any stop transfer instructions in respect thereof) on any certificate for any shares of Common Stock issued to the Holder upon conversion of or otherwise pursuant to this Note as and when required  by this Note (or makes  any written  announcement,  statement  or threat  that it does not intend  to honor  the obligations described in this paragraph) and any such failure shall continue uncured (or any written announcement,  statement or threat not to honor its obligations shall not be rescinded in writing) for three (3) business days after the Holder shall have delivered a Notice of Conversion.

(c)

Breach of Covenants.  The  Borrower  breaches  any  material  covenant  or other  material  term  or condition contained in this Note and any collateral documents including but not limited to the Purchase Agreement and such breach continues for a period of ten (10) days after written notice thereof to the Borrower from the Holder;

(d)

Breach of Representations  and Warranties.  Any representation  or warranty of the Borrower made herein  or in any agreement,  statement  or certificate  given in writing  pursuant  hereto  or in connection  herewith  (including, without limitation, the Purchase Agreement), shall be materially false or misleading in any material respect when made and the breach of which has (or with the passage of time will have) a material adverse effect on the rights of the Holder with respect to this Note or the Purchase Agreement;

(e)

Bankruptcy,   Receiver   or  Trustee.  The   Borrower   or  any   subsidiary   of  the  Borrower   shall commence,  or  there  shall  be  commenced  against  the  Borrower  or  any  subsidiary  of  the  Borrower  under  any  applicable bankruptcy or insolvency laws as are now or hereafter in effect or any successor thereto, or the Borrower or any subsidiary of the Borrower commences  any  other  proceeding  under  any  reorganization,  arrangement,  adjustment  of  debt,  relief  of  debtors, dissolution,  insolvency  or liquidation  or similar  law  of any jurisdiction  whether  now  or hereafter  in effect  relating  to the Borrower or any subsidiary of the Borrower or there is commenced against the Borrower or any subsidiary of the Borrower any such bankruptcy, insolvency or other proceeding which remains undismissed for a period of 61 days; or the Borrower or any subsidiary of the Borrower is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the Borrower or any subsidiary of the Borrower suffers any appointment of any custodian, private or court appointed receiver or the like for it or any substantial part of its property which continues undischarged or unstayed for a period of sixty one (61) days; or the Borrower or any subsidiary of the Borrower makes a general assignment for the benefit of creditors; or the Borrower or any subsidiary of the Borrower shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; or the Borrower or any subsidiary of the Borrower shall call a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts; or the Borrower or any subsidiary of the Borrower shall by any act or failure to act expressly indicate its consent to, approval of or acquiescence  in any of the foregoing;  or any corporate  or other action is taken by the Borrower  or any subsidiary  of the Borrower  for the purpose  of effecting any of the foregoing;

(f)

Judgments.  Any  money  judgment,  writ  or similar  process  shall  be entered  or filed  against  the Borrower or any subsidiary of the Borrower or any of its property or other assets for more than $175,000 and shall remain unvacated, unbonded or unstayed for a period of twenty (20) days unless otherwise consented to by the Holder, which consent will not be unreasonably withheld;

(g)

Indebtedness Default.   The Borrower or any subsidiary of the Borrower shall default in any of its obligations  under  any  other  note  of  like  tenor  or  any  mortgage,  credit  agreement  or  other  facility,  indenture  agreement, factoring agreement or other instrument under which there may be issued, or by which there may be secured or evidenced, any indebtedness for borrowed money or money due under any long term leasing or factoring arrangement of the Borrower or any subsidiary  of the Borrower  in an amount  exceeding  $175,000,  whether  such indebtedness  now exists or shall hereafter  be created and such default shall result in such indebtedness  becoming  or being declared due and payable prior to the date on which it would otherwise become due and payable;

(h)

Delisting  of Common  Stock;  DTC Chill.  The Borrower shall fail to maintain  the listing  of the Common Stock on at least one of the OTCQB or an equivalent replacement exchange, the Nasdaq National Market, the Nasdaq SmallCap Market, the New York Stock Exchange, or the American Stock Exchange, or there shall be no bid price for the Common Stock for a period of one (1) business day or the DTC places a chill on new deposits of Common Stock which is not removed within ten (10) Trading Days;

(i)

Failure to Comply with the Exchange Act.  The Borrower shall fail to comply with the reporting requirements of the Exchange Act and/or the Borrower shall cease to be subject to the reporting requirements of the Exchange Act.

(j)

Liquidation.   Any dissolution, liquidation, or winding up of Borrower or any substantial portion of its business.

(k)

Cessation of Operations. The Borrower ceases operations or  the Borrower  admits  it  is otherwise generally unable to pay its debts as such debts become due; provided, however, that any disclosure of the Borrower’s ability to continue as a “going concern” shall not be an admission that the Borrower cannot pay its debts as they become due.

(l)

Maintenance of Assets.  The failure by Borrower  to maintain  any material  intellectual  property rights, personal, real property or other assets which are necessary to conduct its business (whether now or in the future).

(m)

Financial Statement  Restatement. The  restatement   of  any  financial  statements   filed  by  the Borrower with the SEC for any date or period from two (2) years prior to the Issue Date and until the date this Note is no longer  outstanding,  if  the  result  of  such  restatement  would,  by  comparison  to  the  unrestated  financial  statement,  have constituted a material adverse effect on the rights of the Holder with respect to this Note or the Purchase Agreement.

(n)

Reverse Splits. The Borrower effectuates a reverse split of its Common Stock without twenty (20) days prior written notice to the Holder.

(o)

Replacement of Transfer Agent. In the event that the Borrower  proposes  to replace  its transfer agent, the Borrower fails to provide, prior to the effective date of such replacement, fully executed Irrevocable Transfer Agent Instructions  in a form  as initially  delivered  pursuant  to the Purchase  Agreement  signed  by the successor  transfer  agent  to Holder and the Borrower.

(p)

Omitted Intentionally.

(q)

Failure to Comply with Principal Exchange Market.  The Borrower fails to comply with the requirements for continued quotation of the Common Stock on a principal exchange market or receives notification from such principal exchange market that the Borrower is not in compliance with the conditions for continued quotation and such non-compliance continues for seven (7) Trading Days following such notification.

(r)

Cross-Default. Notwithstanding  anything  to  the  contrary  contained  in  this  Note  or  the Other Agreements (as defined below), a breach or default by the Borrower of any covenant or other term or condition contained in any of the Other Agreements, after the passage of all applicable notice and cure or grace periods, shall, at the option of the Holder, be considered a default under this Note and the Other Agreements,  in which event the Holder shall be entitled (but in no event required) to apply all rights and remedies of the Holder under the terms of this Note and the Other Agreements by reason of a default under said Other Agreement or hereunder. “Other Agreements”  means, collectively, all agreements and instruments between, among or by the Borrower, and, or for the benefit of, the Holder and any affiliate of the Holder, including, without limitation, any promissory notes; provided, however, the term “Other Agreements” shall not include any of the Transaction Documents.  Each of the loan transactions will be cross-defaulted with each other loan transaction and with all other existing and future debt of the Borrower to the Holder.

(s)

Omitted Intentionally.

3.2

Remedies upon an Event of Default.

(a)

Upon the occurrence and during the continuation of any Event of Default specified in Section 3.1(a) (solely with respect to failure to pay the principal amount or interest on the Note when due on the Maturity Date), the Note shall become immediately due and payable and the Borrower shall pay to the Holder, in full satisfaction of its obligations hereunder, an amount equal to the Default Sum (as defined herein).

(b)

Upon the occurrence and during the continuation  of any Event of Default specified in section  3.1(b), the Note shall become immediately  due and payable  and the Borrower  shall pay to the Holder, in full satisfaction  of its obligations  hereunder, an amount  equal to: (i) the Default Sum (as defined herein) multiplied  by (ii) two (2).

(c)

Except as set forth in Sections 3.2(a) and 3.2(b) hereof, upon the occurrence and during the continuation of any other Event of Default specified in Section 3.1, and upon the delivery of written  notice  to the Borrower  by the Holder, the Note shall become immediately  due and payable  and the Borrower  shall pay to the Holder,  in full satisfaction  of its obligations  hereunder,  an amount equal to the greater of (i) 150% times the sum of (w) the then outstanding principal amount of this Note plus (x) accrued and unpaid interest on the unpaid  principal  amount  of this Note as of the date of payment  (the “Mandatory  Prepayment  Date”)  plus (y) Default Interest, if any, on the amounts  referred  to in clauses (w) and/or (x) plus (z) any amounts owed to the Holder pursuant  to Section 1.4(g) hereof (the then outstanding principal amount of this Note as of the Mandatory Prepayment Date plus the amounts referred to in clauses (x), (y) and (z) shall collectively be known as the “Default Sum”) or (ii) the “parity value” of the Default Sum to be prepaid, where parity value means (a) the highest number of shares of Common Stock issuable upon conversion of or otherwise pursuant to such Default Sum in accordance with Article I hereof, treating the Trading Day immediately preceding the Mandatory  Prepayment  Date as the “Conversion  Date” for purposes of determining  the lowest applicable  Conversion  Price, unless  the  Event of Default arises  as  a  result  of a breach  in  respect  of  a  specific  Conversion  Date  in  which  case  such specific Conversion Date shall be the Conversion Date, multiplied by (b) the highest closing price for the Common Stock during the period beginning on the date of first occurrence of the Event of Default and ending one (1) day prior to the Mandatory Prepayment Date, and all other amounts payable hereunder shall immediately become due and payable, all without demand, presentment or notice, all of which hereby are expressly waived, together with all costs, including, without limitation, legal fees and expenses, of collection, and the Holder shall be entitled to exercise all other rights and remedies available at law or in equity.

(d)

If the Borrower  fails to pay the Default  Sum within  five (5) business  days of written  notice  that such amount  is due and payable, then the Holder shall have the right at any time, so long as the Borrower remains in default (and so long and to the extent that there are sufficient authorized shares of Common Stock), to require the Borrower, upon written notice, to immediately issue, in lieu of the Default Sum, the number of shares of Common Stock equal to the Default Sum divided by the Conversion Price then in effect.

ARTICLE IV. MISCELLANEOUS

4.1

Failure or Indulgence Not Waiver.  No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privileges.  All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

4.2

Notices.  All notices, demands, requests, consents, approvals, and other communications  required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges  prepaid,  or (iv) transmitted  by hand delivery,  telegram,  or facsimile,  addressed  as set forth below or to such other address as such party shall have specified  most recently by written notice.  Any notice or other communication  required  or permitted  to be given  hereunder  shall be deemed  effective  (a) upon  hand  delivery  or delivery  by facsimile,  with accurate confirmation  generated  by the transmitting  facsimile machine, at the address or number designated  below (if delivered on a business  day during  normal  business  hours  where  such  notice  is to be received),  or the first business  day following  such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur.  The addresses for such communications shall be:

If to the Borrower to:

Hydrophi Technologies Group, Inc.

3404 Oakcliff Road, Suite C6

Doraville, GA 30340

Attn: Mr. Roger Slotkin, Chief Executive Officer

If to the Holder to:

The address set forth on the signature page to the Purchase Agreement.

4.3

Amendments.  This  Note  and  any  provision  hereof  may  only  be  amended  by  an  instrument  in writing signed by the Borrower and the Holder.  The term “Note” and all references thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented.

4.4

Assignability.  This Note shall be binding upon the Borrower and its successors and assigns, and shall inure to be the benefit of the Holder and its successors and assigns.  Each transferee of this Note must be an “accredited investor” (as defined in Rule 501(a) of the 1933 Act).  Notwithstanding anything in this Note to the contrary, this Note may be pledged as collateral in connection with a bona fide margin account or other lending arrangement.

4.5

Cost of Collection.  If default is made in the payment of this Note, the Borrower  shall pay the Holder hereof costs of collection, including reasonable attorneys’ fees.

4.6

Governing Law.  This Note shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts  of laws.  Any action brought by either party against the other concerning the transactions contemplated by this Note shall be brought only in the state courts of New York or in the federal courts  located  in the state  and  county  of New  York.  The  parties  to this  Note  hereby  irrevocably  waive  any  objection  to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens.  The Borrower and the Holder waive trial by jury.    In the event that any provision of this Note or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative  to the extent  that it may conflict  therewith  and shall be deemed modified to conform with such statute or rule of law.  Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement.   Each party hereby  irrevocably waives personal service of process and consents to process being served in any suit, action or proceeding in connection with this Note or any other Transaction  Document by mailing  a copy thereof via registered  or certified  mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Note and agrees that such  service  shall  constitute  good  and  sufficient  service  of process  and  notice  thereof.  Nothing contained herein  shall  be deemed to limit in any way any right to serve process in any other manner permitted by law.

4.7

Certain Amounts.  Whenever pursuant to this Note the Borrower is required to pay an amount in excess of the outstanding  principal amount (or the portion thereof required to be paid at that time) plus accrued and unpaid interest plus Default Interest on such interest, the Borrower and the Holder agree that the actual damages to the Holder from the receipt of cash payment on this Note may be difficult to determine and the amount to be so paid by the Borrower represents stipulated damages and not a penalty and is intended to compensate the Holder in part for loss of the opportunity to convert this Note and to earn a return from the sale of shares of Common Stock acquired upon conversion of this Note at a price in excess of the price  paid  for such  shares  pursuant  to this  Note.  The  Borrower  and  the Holder  hereby  agree  that  such  amount  of stipulated damages is not plainly disproportionate to the possible loss to the Holder from the receipt of a cash payment without the opportunity to convert this Note into shares of Common Stock.

4.8

Purchase  Agreement.  By  its  acceptance  of  this  Note,  each  party  agrees  to  be  bound  by  the applicable terms of the Purchase Agreement.

4.9

Notice of Corporate  Events.  Except as otherwise  provided  below, the Holder of this Note shall have no rights as a Holder of Common Stock unless and only to the extent that it converts this Note into Common Stock. The Borrower shall provide the Holder with prior notification of any meeting of the Borrower’s shareholders (and copies of proxy materials  and  other  information  sent  to  shareholders).  In  the  event  of  any  taking  by  the  Borrower  of  a  record  of  its shareholders  for  the  purpose  of  determining  shareholders  who  are  entitled  to  receive  payment  of  any  dividend  or  other distribution,   any  right  to  subscribe   for,  purchase   or  otherwise   acquire   (including   by  way  of  merger,   consolidation, reclassification  or recapitalization)  any share of any class or any other securities or property, or to receive any other right, or for the purpose of determining shareholders who are entitled to vote in connection with any proposed sale, lease or conveyance of all or substantially all of the assets of the Borrower or any proposed liquidation, dissolution or winding up of the Borrower, the Borrower shall mail a notice to the Holder, at least twenty (20) days prior to the record date specified therein (or thirty (30) days prior to the consummation of the transaction or event, whichever is earlier), of the date on which any such record is to be taken  for the purpose  of such dividend,  distribution,  right or other event,  and a brief statement  regarding  the amount  and character  of such dividend,  distribution,  right or other event to the extent known at such time.  The Borrower  shall make a public  announcement  of  any  event  requiring  notification  to  the  Holder  hereunder  substantially  simultaneously  with  the notification to the Holder in accordance with the terms of this Section 4.9.

4.10

Remedies.  The Borrower acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder by vitiating the intent and purpose of the transaction  contemplated  hereby.  Accordingly,  the Borrower acknowledges that the remedy at law for a breach of its obligations under this Note will be inadequate and agrees, in the event of a breach or threatened breach by the Borrower of the provisions of this Note, that the Holder shall be entitled, in addition to all other available remedies at law or in equity, and in addition to the penalties assessable herein, to an injunction or injunctions  restraining,  preventing  or curing  any  breach  of this  Note  and  to enforce  specifically  the terms  and  provisions thereof, without the necessity of showing economic loss and without any bond or other security being required.

4.11

Severability.   If any provision of this Note is invalid, illegal or unenforceable, the balance of this Note shall remain in effect, and if any provision is inapplicable  to any person or circumstance,  it shall nevertheless  remain applicable  to all other persons and circumstances.  If it shall be found that any interest or other amount deemed interest due hereunder shall violate applicable  laws governing  usury, the applicable  rate of interest due hereunder shall automatically  be lowered to equal the maximum permitted rate of interest. The Borrower covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever  claim or take the benefit or advantage of, any stay, extension  or usury  law or other  law which  would  prohibit  or forgive  the Borrower  from  paying  all or any portion  of the principal of or interest on this Note as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this indenture, and the Borrower (to the extent it may lawfully do so) hereby expressly waives all benefits or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Holder, but will suffer and permit the execution of every such power as though no such law has been enacted.

(Signature Pages Follow)

IN WITNESS WHEREOF, the Borrower has caused this Note to be signed in its name by its duly authorized officer on October 15, 2015.

HYDROPHI TECHNOLOGIES GROUP, INC.

By: __________________________

       Name: Roger Slotkin

       Title: Chief Executive Officer

Exhibit A

NOTICE OF CONVERSION

The undersigned hereby elects to convert $                                   of the principal amount of the Note (defined below) into shares of Common Stock of HYDROPHI TECHNOLOGIES GROUP, INC., a Florida corporation (the “Borrower”), pursuant to the terms and conditions of the Secured Convertible Promissory Note of the Borrower dated as of October 15, 2015 (the “Note”). No fee will be charged to the Holder or Holder’s custodian for any conversion, except for transfer taxes, if any.

Box checked as to applicable instructions:

[  ]          The Borrower shall electronically transmit the Common Stock issuable pursuant to this Notice of Conversion to the account of the undersigned or its nominee with DTC through its Deposit Withdrawal Agent Commission system (“DWAC Transfer”).

Name of DTC Prime Broker: _______________________________________________________

Account Number: _______________________________________________________________

[  ]          The undersigned hereby requests that the Borrower issue a certificate or certificates for the number of shares of Common Stock set forth below (which numbers are based on the Holder’s calculation attached hereto) in the name(s) specified immediately below:

Date of Conversion:

Conversion Price:

Shares to Be Delivered:

Remaining Principal Balance Due After This Conversion:

Signature

Print Name: